Exhibit 99.1

FOR IMMEDIATE RELEASE	APRIL 27, 2005

Investor Relations Contact:	Media Relations Contact:
Diana Matley	Kevin Brett
408-433-4365	408-433-7150
diana@lsil.com	kbrett@lsil.com

CC05-49

LSI LOGIC REPORTS 7% SEQUENTIAL REVENUE GROWTH IN Q1
PROVIDES Q2 BUSINESS OUTLOOK

First Quarter News Release Summary

■ Revenues of $450 million; 7 percent sequential growth.

■ Semiconductor revenues grew 17 percent sequentially.

■ GAAP* net income of 1 cent per diluted share.

■ Net income, excluding special items**, of 6 cents per diluted share.

■ Gross margin of 42 percent.

■ Generated positive operating cash flow for 12th consecutive quarter.

Second Quarter Business Outlook

■ Projected revenue of $450 million to $465 million.

■ GAAP* net income range of 1 – 3 cents per diluted share.

■ Net income, excluding special items**, in the range of 5 – 7 cents per diluted share.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items.

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LSI Logic Reports Q1 2005 Financial Results	Page 2 of 4
April 27, 2005

LSI LOGIC REPORTS 17% SEQUENTIAL SEMICONDUCTOR
REVENUE GROWTH
CONSUMER AND STORAGE COMPONENTS DRIVE REVENUES

Milpitas, California – LSI Logic Corporation (NYSE: LSI) today reported first quarter 2005 revenues of $450 million, a 7 percent sequential increase compared to the $420 million reported in the fourth quarter of 2004, and approximately even with the $452 million reported in the first quarter of 2004.

First quarter 2005 GAAP* net income was $5 million or 1 cent per diluted share. The first quarter 2005 GAAP result compares to fourth quarter 2004 GAAP net loss of $197 million or 51 cents per diluted share, which included a non-cash charge totaling $178 million associated with the company’s Gresham manufacturing campus. First quarter 2004 GAAP net income was $9 million or 2 cents per diluted share.

First quarter 2005 net income, excluding special items**, improved to $25 million or 6 cents per diluted share compared to fourth quarter 2004 net income, excluding special items, of $15 million or 4 cents per diluted share. Excluding special items, first quarter 2004 net income was $25 million or 6 cents per diluted share.

Cash and short-term investments grew by $51 million to $866 million at the end of the first quarter of 2005. LSI Logic generated $59 million in cash from operations, representing the company’s 12th consecutive quarter of positive operating cash flow.

“Continued growth of existing products, the ramp of new products and the work down of supply chain inventory contributed to LSI Logic’s sequential revenue growth and profitability in the first quarter,“ said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. “In Storage Components, LSI Logic demonstrated across-the-board strength in Storage ASICs, Storage Standard Products and RAID Storage Adapters. Our Engenio storage systems subsidiary experienced a seasonal decline in the first quarter. In Communications, we saw a modest increase in the enterprise networking space, while telecommunications was unchanged. Our RapidChip® platform design wins continued to grow in the first quarter as we introduced the Integrator2™ and Xtreme2™ slice families and received increasing production orders for our Platform ASIC products. In Consumer, the company overcame traditional first quarter seasonality as a result of strong demand for our new products shipped into our diverse DVD recorder customer base across all geographies, the fast ramp of our digital audio products, and better-than-anticipated demand for our video game products.

“In Storage Components, we have established first-mover positions with major OEMs with our products for enterprise HDD controllers, SAS (Serial Attached SCSI), SATA, and RAID adapters. In Consumer, we are the market leader with our industry leading Domino™ architecture-based products in the DVD recorder space. We intend to leverage our technology and marketplace advantages across the board in the coming quarters.”

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LSI Logic Reports Q1 2005 Financial Results	Page 3 of 4
April 27, 2005

“We reported sequential revenue growth and profitability above previous guidance in a quarter that is affected by seasonality,” said Bryon Look, LSI Logic chief financial officer. “We are executing our financial plan and generating positive operating cash flow. We are anticipating sustained profitability on both a GAAP and excluding special items basis.”

LSI Logic Second Quarter Business Outlook

	GAAP*	Special Items**	Excluding Special Items
Revenue	$450 million to $465 million		$450 million to $465 million
Gross Margin	41-43 percent		41-43 percent
Operating Expenses	$172 million to $177 million	Approximately $18 million **	$154 million to $159 million
Net Other Income (Exp.)	$(2) to $(3) million		$(2) to $(3) million
Tax Provision	$6.25 million		$6.25 million
Net (Loss)/Income Per Share	$0.01 to $0.03	Approximately $0.04	$0.05 to $0.07
Diluted Share Count	395 million		395 million

Capital spending is projected to be around $20 million in the second quarter, and approximately $60 million in total for 2005.

Second quarter depreciation and software amortization is expected to be approximately $23 million.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items .

NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Second Quarter Business Outlook section of this news release.

LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 2 p.m. PDT to discuss first quarter financial results and the second quarter business outlook. The number is 1-303-275-2170. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 4:30 p.m. PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11027936#.

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LSI Logic Reports Q1 2005 Financial Results	Page 4 of 4
April 27, 2005

Safe Harbor for Forward Looking Statements: This news release contains forward-looking statements, which include the following: projected revenues for the second quarter of 2005; projected GAAP net income for the second quarter of 2005; projected net income, excluding special items, for the second quarter of 2005; the company’s expectation for sustained profitability on both a GAAP and excluding special items basis; continued technology and market share leadership positions in several sectors, including HDD controllers, SAS (Serial Attached SCSI), SATA and RAID adapters in Storage Components and DVD recorders in Consumer; the company’s ability to generate positive operating cash flow, control operating expenses and drive sustained revenue growth and profitability; projected capital spending in the second quarter of 2005 and for the year; expected second quarter depreciation and software amortization. Forward-looking statements also include projections of gross margins, operating expenses, net other income (exp.), tax provisions, earnings/loss per share and diluted share count. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand especially in our DVD recorders, Ultra 320 SCSI controllers, SAS (Serial Attached SCSI), Fibre Channel, RAID adapters, and RapidChip® Platform ASICs products; the rate of depletion of customer inventory buildup; the company’s failure to achieve revenue objectives; the company’s failure to meet financial targets and failure to execute financial plan; the company’s inability to generate positive operating cash flow, control operating expenses or drive sustained revenue growth; the company’s inability to leverage technology marketplace advantages; and the unavailability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K.

About LSI Logic
LSI Logic Corporation (NYSE: LSI) focuses on the design and production of high-performance semiconductors for Consumer, Communications and Storage applications that access, interconnect and store data, voice and video. LSI Logic engineers incorporate reusable, industry-standard intellectual property building blocks that serve as the heart of leading-edge systems. LSI Logic serves its global OEM, channel and distribution customers with standard-cell ASICs, Platform ASICs, standard products, host bus adapters, RAID controllers and software. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com.

# # #

Editor’s Notes:

1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2005	2004	2004

Revenues	$450,007	$419,693	$452,357

Cost of revenues	259,740	246,132	250,925

Gross profit	190,267	173,561	201,432

Research and development	99,237	94,343	108,941
Selling, general and administrative	58,140	55,123	61,158

Income from operations	32,890	24,095	31,333
Interest expense	(6,710)	(7,342)	(5,912)
Interest income and other, net	5,390	4,403	5,814

Income before income taxes	31,570	21,156	31,235
Provision for income taxes	6,250	6,000	6,000

Net income excluding special items	$25,320	$15,156	$25,235

Income per share excluding special items:
Basic	$0.07	$0.04	$0.07

Diluted	$0.06	$0.04	$0.06

Shares used in computing per share amounts:
Basic	387,664	386,267	381,639

Diluted	390,458	386,781	389,882

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.

During the three month periods ended March 31, 2005 and December 31, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, and restructuring of operations and other items, net.

During the three month period ended March 31, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, a net credit in restructuring of operations and other items, net, and other special items. The other special items consisted of gains on certain equity securities.

For the three month periods ended March 31, 2005, December 31, 2004 and March 31, 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,250, $6,000 and $6,000, respectively when excluding special items.

For the three month periods ended March 31, 2005, December 31, 2004 and March 31, 2004, 2,794, 514 and 8,243 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share.

A reconciliation from net income excluding special items to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net Income Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2005	2004	2004
Net income excluding special items	$25,320	$15,156	$25,235

Special items:
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(19,068)	(20,193)	(20,100)
Restructuring of operations and other items, net	(1,533)	(192,389)	598
Other special items	—	—	3,352

Total special items	(20,601)	(212,582)	(16,150)

Net income/(loss)	$4,719	$(197,426)	$9,085

Basic income/(loss) per share:
Net income excluding special items	$0.07	$0.04	$0.07
Special items **	(0.06)	(0.55)	(0.05)

Net income/(loss)	$0.01	$(0.51)	$0.02

Diluted income/(loss) per share*:
Net income excluding special items	$0.06	$0.04	$0.06
Special items **	(0.05)	(0.55)	(0.04)

Net income/(loss)	$0.01	$(0.51)	$0.02

Shares used in computing per share amounts:
Basic	387,664	386,267	381,639

Diluted	390,458	386,267	389,882

*	For the three month periods ended March 31, 2005 and 2004, 2,794 and 8,243 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share. In computing diluted loss per share for the three month period ended December 31, 2004, all common stock equivalents were excluded as a result of their antidilutive effect.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31	December 31,	March 31,
	2005	2004	2004

Revenues	$450,007	$419,693	$452,357
Cost of revenues	259,740	246,132	250,925

Gross profit	190,267	173,561	201,432

Research and development	99,237	94,343	108,941
Selling, general and administrative	58,140	55,123	61,158
Restructuring of operations and other items, net	1,533	192,389	(598)
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	19,068	20,193	20,100

Income/(loss) from operations	12,289	(188,487)	11,831
Interest expense	(6,710)	(7,342)	(5,912)
Interest income and other, net	5,390	4,403	9,166

Income/(loss) before income taxes	10,969	(191,426)	15,085
Provision for income taxes	6,250	6,000	6,000

Net income/(loss)	$4,719	$(197,426)	$9,085

Income/(loss) per share:
Basic	$0.01	$(0.51)	$0.02

Diluted **	$0.01	$(0.51)	$0.02

Shares used in computing per share amounts:
Basic	387,664	386,267	381,639

Diluted	390,458	386,267	389,882

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended March 31, 2005 are comprised of the following items:

Amortization of intangibles	$17,613
Amortization of non-cash deferred stock compensation	1,455

$19,068

**	For the three month periods ended March 31, 2005 and 2004, 2,794 and 8,243 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share. In computing diluted loss per share for the three month period ended December 31, 2004, all common stock equivalents were excluded as a result of their antidilutive effect.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,
	2005	2004
Assets

Current assets:
Cash and short-term investments	$865.9	$814.6
Accounts receivable, net	259.5	272.1
Inventories	203.4	218.9
Prepaid expenses and other current assets	58.9	59.7

Total current assets	1,387.7	1,365.3

Property and equipment, net	301.6	311.9
Goodwill and other intangibles	1,058.2	1,081.6
Other assets	115.2	115.2

Total assets	$2,862.7	$2,874.0

Liabilities and Stockholders’ Equity
Current liabilities:
Other current liabilities	$386.5	$396.2
Current portion of long-term obligations	—	0.1

Total current liabilities	386.5	396.3

Long-term debt and capital lease obligations	779.8	781.9
Tax related liabilities and other	77.0	77.6

Total liabilities	1,243.3	1,255.8

Minority interest in subsidiary	0.3	0.3

Stockholders’ equity:
Common stock	2,980.8	2,973.4
Deferred stock compensation	(13.6)	(8.9)
Accumulated deficit	(1,379.6)	(1,384.3)
Accumulated other comprehensive income	31.5	37.7

Total stockholders’ equity	1,619.1	1,617.9

Total liabilities and stockholders’ equity	$2,862.7	$2,874.0

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2005	2004	2004
Operating Activities:
Net income/(loss)	$4,719	$(197,426)	$9,085
Adjustments:
Depreciation & amortization *	40,765	40,199	46,116
Amortization of non-cash deferred stock compensation	1,455	2,027	1,826
Non-cash restructuring and other items	849	187,000	2,229
Loss on write down of equity securities, gain on sale and exchange	—	200	(3,000)
Gain on sales of property and equipment	(54)	(467)	(3,101)
Changes in deferred tax assets and liabilities	37	4,657	520
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	12,576	(7,221)	(15,368)
Inventories	15,534	25,372	(6,190)
Prepaid expenses and other assets	(5,115)	25,445	12,529
Accounts payable	(9,466)	(8,852)	(12,761)
Accrued and other liabilities	(1,969)	(44,672)	(21,778)

Net cash provided by operating activities	59,331	26,262	10,107

Investing activities:
Purchases of debt securities available-for-sale	(112,325)	(105,661)	(229,440)
Maturities and sales of debt securities available-for-sale	102,313	111,305	189,040
Purchases of equity securities	—	—	(2,250)
Purchases of property, equipment and software	(8,433)	(10,982)	(11,557)
Buyout of equipment operating lease	—	(332,396)	—
Decrease in non-current assets and deposits	—	319,530	27,753
Increase in non-current assets and deposits	—	—	(23)
Proceeds from sale of property and equipment	1,411	2,339	4,014
Acquisitions of companies, net of cash acquired	—	—	(4,777)
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	5,792	—	—
Increase in a payable to acquire a company	—	—	17,592

Net cash used in investing activities	(11,242)	(15,865)	(9,648)

Financing activities:
Issuance of common stock	1,354	10,124	3,548
Purchase of minority interest in subsidiary	—	(42)	(1,059)
Repayment of debt obligations	(97)	(141)	(122)

Net cash provided by financing activities	1,257	9,941	2,367

Effect of exchange rate changes on cash and cash equivalents	(3,335)	(4,242)	906

Increase in cash and cash equivalents	46,011	16,096	3,732

Cash and cash equivalents at beginning of period	218,723	202,627	269,682

Cash and cash equivalents at end of period	$264,734	$218,723	$273,414

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2005	2004	2004
Semiconductor revenues	$343.6	$292.5	$336.9
Storage Systems revenues	$106.4	$127.2	$115.5
Total revenues	$450.0	$419.7	$452.4
Percentage change in revenues-qtr./qtr. ( a )	7.2%	10.4%	-2.0%
Percentage change in revenues-yr./yr. ( b )	-0.5%	-9.3%	21.0%

Days sales outstanding	52	58	49
Days of inventory	70	80	74
Current ratio	3.6	3.4	3.6
Quick ratio	2.9	2.7	2.8

R&D as a percentage of revenues	22.1%	22.5%	24.1%
SG&A as a percentage of revenues	12.9%	13.1%	13.5%
Gross margin as a percentage of revenues	42.3%	41.4%	44.5%

Employees ( c )	4,307	4,429	4,797
Revenues per employee (in thousands) ( d )	$417.9	$379.0	$377.2
Diluted shares (in thousands)	390,458	386,267	389,882

Selected Cash Flow information
Purchases of property and equipment (e)	$7.1	$33.2	$9.7
Depreciation / amortization ( f )	$22.2	$19.9	$26.0

( a ) Represents sequential quarter growth in revenues.

( b ) Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

( c ) Actual number of employees at the end of each period presented.

( d ) Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

( e ) Excludes purchases of software.

( f ) Represents depreciation of fixed assets and amortization of software.